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                                                                  EXHIBIT 10.146




                                                                     Exhibit F-1


                                 PURCHASE MONEY
                                 PROMISSORY NOTE


U.S. $ 1,439,750.00                                             Denver, Colorado
                                                               February 20, 1998


1. FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to MERCANTILE EQUITIES CORPORATION, a Nevada Corporation and HARTSEL SPRINGS RANCH OF COLORADO, INC., a Colorado Corporation, or order (collectively the "Noteholder"), the principal sum of One million four hundred thirty nine thousand seven hundred fifty DOLLARS
     ($1,439,750.00)  with  interest  on  the  unpaid  principal  balance   from
     the date hereof until paid at a rate per annum equal at all times to 2% of the "Prime Rate" (as hereinafter defined). The principal balance shall be paid in 20 equal, consecutive, quarterly installments of $71,987.50 payable on the last day of each March, June, September and
     December, with the first such payment due on the first of such dates to occur after the "Closing Date" (as defined in that certain Amended and Restated Real Estate Purchase and Sale Agreement dated as of November 25, 1997 (the "Purchase Agreement")). Accrued interest shall
     be   due   and   payable   on  each  principal  installment  due  date  and
     shall be calculated  on the  actual  number of  days  elapsed  on the basis of a year consisting of 360 days. In the event any installment due date is not a business day, than such payment shall be made on the next business day and interest shall continue to accrue during any such extension. For the purposes hereof: (1) the "Prime Rate" shall mean the rate of interest indicated in the Wall Street Journal as the prime rate. Any change in the Prime Rate shall take effect on the date announced by the Wall Street Journal as the effective date of such change. The Noteholder shall furnish to Borrower no later than five days before each installment due date a statement satisfying the amount due on the next installment due date; provided, however, that any failure to timely furnish such statement shall not affect the Borrower's obligations hereunder other than to extend the date payment is due until the fifth day after such statement is furnished. All such extensions shall be taken into account in calculating interest hereunder. All payments shall be made by wire transfer of immediately available funds to such account as the Noteholder shall specify in writing.

2. If an "Event of Default" (as hereinafter defined) occurs, than, upon written notice to the Borrower, the Noteholder shall have the option to declare the entire unpaid principal balance hereof, together with all interest accrued hereon, to be immediately due and payable, whereupon the same shall at once become due and payable (an "Acceleration"). Upon an Acceleration, the unpaid principal balance hereof shall automatically accrue interest until paid in full at a default rate equal to the Prime Rate plus 5%. For purposes hereof, each of the following shall constitute an "Event of Default": (1) the failure to make, within five (5) days of the date due, any payment required to be made by the terms of Note, that certain Deed of Trust dated as of the date hereof and securing the Borrower's obligations hereunder (the "Deed of Trust"), and the Purchase Agreement; (2) the Borrower fails to comply with, breaches any representation or warranty contained in, or is otherwise in default under any other provision of, this Note, the Deed of Trust, the Purchase Agreement, or any other promissory note, deed of trust, or other instrument or document between the Borrower and the Noteholder (or any one of them), including, without limitation, that certain "Post-72 Lots Purchase Money Note" and the "Post-72 Lots Purchase Money Mortgage" (both as defined in the Purchase Agreement); (3) the Borrower becomes insolvent or commences or has commenced against it any bankruptcy, reorganization, receivership, or like proceeding. The Noteholder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to, reasonable attorney fees.


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3.   The Borrower may prepay the principal amount  outstanding  under this Note, in whole or part, at any time without penalty. All such payments shall be applied to principal installments in the inverse order of maturity. In addition, the Borrower shall be required to prepay the principal amount outstanding hereunder at the times and in the manner set forth in the Deed of Trust securing this Note. Without limiting the foregoing, as a condition
     to  releasing   each  "Lot"  (as  defined  in  the  Deed  of   Trust),  the
     Borrower shall be required to prepay $5,000 of this Promissory Note. All payments made on account of any release shall (provided no Event of Default has occurred and is continuing) be applied to principal installments next maturing (and not to installments in the inverse order of maturity).

4. The Borrower and all other makers, sureties, guarantors, and endorsers hereby waiver presentment, notice of dishonor and protest, and they hereby agree to any extension of time of payment and partial payments before, at or after maturity. This Note shall be joint and several obligations of Borrower and all other makers, sureities, guarantors and endorsers, and their successors and assigns.

5. Any notice to Borrower or the Noteholder provided for in this Note shall be in writing and shall be deemed to have been given if delivered by hand, sent by recognized overnight courier (such as Federal Express), sent by facsimile transmission, or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows (or to such address as may be specified by like notice):

       If to the borrower at:                 Preferred Equities Corporation
                                              4310 Paradise Road
                                              Las Vegas, Nevada   89109
                                              Attn:  Frederick H. Conte and
                                              Jon Joseph
                                              Fax: (702) 369-4398

       If to Noteholder at:                   Hartsel Springs Ranch
                                              P. O. Box 5
                                              Hartsel, Colorado   80449
                                              Attn:  Richard Grumet
                                              Fax No. (719) 836-0321

       With a copy to:                        Gregory Lattimer
                                              2870 Juniper Drive
                                              Golden, Colorado   80401
                                              Fax No. (303) 215-1204

6. The indebtedness evidenced by this Note is secured by the Deed of Trust, and, until released, said Deed of Trust contains additional rights of the Noteholder. Reference is made to said Deed of Trust for such additional terms. Such Deed of Trust covers the property identified to Exhibit A hereto which is incorporated by reference herein.

7. Payments received for application of this Note shall be applied first to all reasonable out of pocket costs and expenses to which the Noteholder is entitled to reimbursement (whether under this Note, the Deed of Trust or otherwise), next to accrued and unpaid interest, and finally to the unpaid principal balance hereof. Payments made to release Lots from the Deed of Trust shall be applied as provided in paragraph 3 above.

8. The Noteholder may sell the Note and assign Deed of Trust or may otherwise assign the Note and the Deed of Trust to a bank or finanical institution as collateral security for a loan. In the event it does so, the Borrower agrees to execute such acknowledgement as to amounts owing under the Note


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     as the Noteholder may request and will,  provided all release and any other obligations of Noteholder under the Deed of Trust are met, agree to make all payments under the Note without offset, deduction or counterclaim of any type or nature whatsoever.

9. This Note shall be governed by and construed in accordance with the internal laws of the State of Colorado.



ATTEST:

/s/  JON A. JOSEPH                               PREFERRED EQUITIES CORPORATION

                                                 By:  /s/ RICHARD L. RODRIGUEZ
                                                 It:   Vice President